Exhibit 99.1
PepsiCo Reports Fourth Quarter and Full-Year 2023 Results; Provides 2024 Financial Outlook; Announces Annual Dividend Increase
Reported (GAAP) Fourth Quarter and Full-Year 2023 Results

	Fourth Quarter	Full-Year
Net revenue performance	(0.5)%	5.9%
Foreign exchange impact on net revenue	(1.5)%	(2)%
Earnings per share (EPS)	$0.94	$6.56
EPS change	152%	2%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2023 Results

	Fourth Quarter	Full-Year
Organic revenue growth	4.5%	9.5%
Core EPS	$1.78	$7.62
Core constant currency EPS change	9%	14%
PURCHASE, N.Y. - February 9, 2024 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2023.
“We are pleased with our results for 2023 as we successfully navigated another year of elevated levels of inflation, macroeconomic volatility, geopolitical tensions and international conflicts. Our results demonstrate that the investments we have made to strengthen our business and advance our pep+ agenda are working: it’s evident in how we are innovating, operating, empowering our teams, building our brands, and competing in the marketplace,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “We are confident that our businesses will perform well in 2024 in the context of changing marketplace conditions. Category growth rates are normalizing as consumer behaviors largely revert to pre-pandemic norms and net revenue realization moderates as inflationary pressures are expected to abate. Moving forward, we will further sharpen our focus on providing consumers great-tasting products that offer convenience and compelling value. We will also aggressively manage our costs to accelerate productivity, and invest more in our brands, innovation, channel expansion and pep+ transformation.
For 2024, we now expect to deliver at least 4 percent organic revenue growth and at least 8 percent core constant currency EPS growth. We also announced a 7 percent increase in our annualized dividend, starting with our June 2024 payment, which represents our 52nd consecutive annual increase, and we plan to repurchase approximately $1 billion worth of shares.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2024 financial outlook. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years (53rd reporting week). PepsiCo’s fourth quarter 2022 included 17 weeks of results and its 2022 fiscal year included 53 weeks of results. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 30, 2023 (2023 Form 10-K) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

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Summary Fourth-Quarter 2023 Performance

	Revenue					Volume(a)
	GAAP Reported % Change	Percentage Point Impact			Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures	53rd Reporting Week		Convenient Foods	Beverages
Frito-Lay North America	(3)	—	—	6	3	(2)
Quaker Foods North America (b)	(16)	—	—	6	(10)	(8)
PepsiCo Beverages North America	(2)	—	0.5	5	3		(6)
Latin America	18	(10)	—	—	8	(6)	—
Europe	(1)	11	—	—	10	(1)	(2.5)
Africa, Middle East and South Asia	(4)	13	1.5	—	11	—	—
Asia Pacific, Australia and New Zealand and China Region	(2)	1	—	—	(1)	(4)	—
Total	(0.5)	1.5	—	3	4.5	(3)	(2)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	2	(5.5)	—	(3)
Quaker Foods North America	(79)	69	—	(9)
PepsiCo Beverages North America	(27)	28	—	1
Latin America	67	2	(18)	51
Europe	n/m	n/m	28	60
Africa, Middle East and South Asia	n/m	n/m	20	45
Asia Pacific, Australia and New Zealand and China Region	n/m	n/m	—	(17)
Corporate unallocated expenses	6	4.5	—	10
Total	106	(98)	2	10

EPS	152	(145)	2	9
(a)Excludes the impact of acquisitions and divestitures and the 53rd reporting week. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Growth Rates tables on page A-9, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by product returns related to the voluntary recall of certain bars and cereals in our Quaker Foods North America division (Quaker Recall) by 5 percentage points, as well as cessation of sales of products as a result of the Quaker Recall.
n/m - Not meaningful due to the impact of impairment and other charges, resulting in an operating loss in 2022.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. PepsiCo’s fourth quarter 2022 included 17 weeks of results and its 2022 fiscal year included 53 weeks of results.

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Discussion of Fourth-Quarter 2023 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-9, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 2%, primarily reflecting effective net pricing, productivity savings, a 5-percentage-point favorable impact of prior-year impairment charges associated with a baked fruit convenient food brand and lower advertising and marketing expenses. These impacts were partially offset by certain operating cost increases, including strategic initiatives, and an 8-percentage-point impact of higher commodity costs, primarily cooking oil, seasoning ingredients, and potatoes, a 6-percentage-point unfavorable impact of the 53rd reporting week in the prior year and an organic volume decline.
Quaker Foods North America
Operating profit declined 79%, primarily reflecting a 73-percentage-point impact of product returns and charges associated with the Quaker Recall, a net revenue decline, certain operating cost increases and a 7-percentage-point unfavorable impact of the 53rd reporting week in the prior year. These impacts were partially offset by productivity savings, lower advertising and marketing expenses and a 3-percentage-point impact from lower restructuring charges.
PepsiCo Beverages North America
Operating profit decreased 27%, primarily reflecting certain operating cost increases, a 37-percentage-point impact of current-year impairment charges related to our investment in Tropicana Brands Group (TBG), a decrease in organic volume, a 22-percentage-point impact of higher commodity costs, primarily sweeteners, and a 6-percentage-point unfavorable impact of the 53rd reporting week in the prior year. These impacts were partially offset by effective net pricing, productivity savings, a 7-percentage-point favorable impact from lower restructuring charges and lower advertising and marketing expenses.
Latin America
Operating profit increased 67%, primarily reflecting effective net pricing, productivity savings and an 18-percentage-point impact of favorable foreign exchange. These impacts were partially offset by certain operating cost increases, a net decline in organic volume and higher advertising and marketing expenses.
Europe
Operating profit improvement primarily reflects effective net pricing, a 78-percentage-point favorable impact of lower impairment charges related to the SodaStream business (other impairment charges), productivity savings and a 6-percentage-point favorable impact of lower restructuring charges. These impacts were partially offset by certain operating cost increases, a 58-percentage-point impact of higher commodity costs, primarily packaging materials and sweeteners, largely driven by transaction-related foreign exchange, a 28-percentage-point impact of unfavorable foreign exchange translation, primarily due to weakening of the Russian Ruble, and higher advertising and marketing expenses.
Africa, Middle East and South Asia
Operating profit improvement primarily reflects a favorable impact of the prior year impairment and other charges associated with our decision to sell or discontinue certain non-strategic brands and an investment (brand portfolio impairment charges), effective net pricing, a favorable impact of the prior year impairment charges primarily related to certain juice brands from the Pioneer Food Group Ltd. (Pioneer Foods) acquisition (other impairment charges), productivity savings and lower advertising and marketing expenses. These impacts were partially offset by certain operating cost increases, a 79-percentage-point impact of higher commodity costs, primarily packaging materials and sweeteners, largely driven by transaction-related foreign exchange, and a 20-percentage-point impact of unfavorable foreign exchange translation, primarily due to weakening of the Egyptian pound.

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Asia Pacific, Australia and New Zealand and China Region
Operating profit improvement primarily reflects a favorable impact of lower impairment charges related to the Be & Cheery brand (other impairment charges), effective net pricing, productivity savings, a favorable impact of lower restructuring charges and a favorable impact of impairment charges on certain property, plant and equipment due to the discontinuation of a non-strategic brand (brand portfolio impairment charges) in China in the prior year. These impacts were partially offset by certain operating cost increases, a net organic volume decline and higher advertising and marketing expenses.

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Summary Full-Year 2023 Performance

	Revenue					Volume(a)
	GAAP Reported % Change	Percentage Point Impact			Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures	53rd Reporting Week		Convenient Foods	Beverages
Frito-Lay North America	7	—	—	2	9	(1)
Quaker Foods North America (b)	(2)	—	—	2	1	(5)
PepsiCo Beverages North America	5	—	—	1.5	7		(5)
Latin America	19	(9)	1	—	11	(4)	3
Europe	4	8	1	—	14	—	(3)
Africa, Middle East and South Asia	(5)	21	1	—	17	(3.5)	2
Asia Pacific, Australia and New Zealand and China Region	—	4	—	—	4	(2)	2.5
Total	6	2	—	1	9	(2)	(1)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	10	(2)	—	9
Quaker Foods North America	(19)	21	—	3
PepsiCo Beverages North America	(52)	63	—	11
Latin America	38	(6)	(13)	19
Europe	n/m	n/m	16	50
Africa, Middle East and South Asia	21	(27)	21	15
Asia Pacific, Australia and New Zealand and China Region	33	(26)	4	11
Corporate unallocated expenses	13	1.5	—	15
Total	4	8	2	15

EPS	2	10	2	14
(a)Excludes the impact of acquisitions and divestitures and the 53rd reporting week. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Growth Rates tables on page A-9, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by product returns related to the Quaker Recall by 2 percentage points, as well as cessation of sales of products as a result of the Quaker Recall.
n/m - Not meaningful due to the impact of impairment and other charges, resulting in an operating loss in 2022.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
PepsiCo’s fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. PepsiCo’s 2022 fiscal year included 53 weeks of results.

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Discussion of Full-Year 2023 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 5 and A-9, reported operating results were driven by the following:
Frito-Lay North America
Operating profit increased 10%, primarily reflecting the effective net pricing, productivity savings and a 2-percentage-point favorable impact of prior-year impairment charges associated with a baked fruit convenient food brand. These impacts were partially offset by certain operating cost increases, including strategic initiatives, and a 10-percentage-point impact of higher commodity costs, primarily cooking oil, seasoning ingredients and potatoes. The 53rd reporting week in the prior year reduced operating profit growth by 2 percentage points.
Quaker Foods North America
Operating profit declined 19%, reflecting a 22-percentage-point impact of product returns and charges associated with the Quaker Recall, certain operating cost increases, the decrease in organic volume, a 9-percentage-point impact of higher commodity costs, higher advertising and marketing expenses and a 2-percentage-point unfavorable impact of the 53rd reporting week in the prior year. These impacts were partially offset by effective net pricing and productivity savings.
In 2024, unit volume, net revenue and operating profit will continue to be negatively impacted by the Quaker Recall due to lower sales and additional charges.
PepsiCo Beverages North America
Operating profit decreased 52%, primarily reflecting the unfavorable impact of the prior-year gain of $3.0 billion associated with the sale of Tropicana, Naked and other select juice brands (Juice Transaction) and the current-year impairment charges of $321 million related to our investment in TBG, partially offset by the prior-year impairment and other related charges of $160 million associated with our decision to terminate the agreement with Vital Pharmaceuticals, Inc. to distribute Bang energy drinks. Operating profit also decreased due to certain operating cost increases, the decrease in organic volume, an 18-percentage-point impact of higher commodity costs, primarily sweeteners and energy, a 5-percentage-point unfavorable impact due to a prior-year gain on an asset sale and higher advertising and marketing expenses. Additionally, operating profit performance reflects a 2-percentage-point unfavorable impact of the 53rd reporting week in the prior year. These impacts were partially offset by the effective net pricing and productivity savings.
Latin America
Operating profit increased 38%, primarily reflecting the effective net pricing, productivity savings, a 13-percentage-point impact of favorable foreign exchange and a 6-percentage-point favorable impact of a prior-year impairment and other charges associated with the sale of certain non-strategic brands. These impacts were partially offset by certain operating cost increases, the net organic volume decline, an 11-percentage-point impact of higher commodity costs, primarily potatoes, sweeteners and other ingredients and higher advertising and marketing expenses.
Europe
Operating profit improvement primarily reflects the favorable impact of prior-year charges associated with the Russia-Ukraine conflict and impairment of intangible assets related to the repositioning or discontinuation of certain juice and dairy brands in Russia (brand portfolio impairment charges) and the favorable impact of lower impairment charges related to the SodaStream business (other impairment charges), partially offset by the unfavorable impact of the prior-year gain associated with the Juice Transaction. Operating profit improvement also reflects the effective net pricing and productivity savings. These impacts were partially offset by certain operating cost increases, a 54-percentage-point impact of higher commodity costs, primarily sweeteners, packaging and potatoes, a 16-percentage-point impact of unfavorable foreign exchange, higher advertising and marketing expenses and the organic volume decline.

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Africa, Middle East and South Asia
Operating profit grew 21%, primarily reflecting a 24-percentage-point favorable impact of impairment and other charges associated with our decision to sell or discontinue certain non-strategic brands and an investment in the prior year (brand portfolio impairment charges), a 4-percentage-point favorable impact of impairment charges primarily related to certain juice brands from the Pioneer Foods acquisition in the prior year (other impairment charges), the effective net pricing and productivity savings. These impacts were partially offset by a 70-percentage-point impact of higher commodity costs, primarily packaging materials, sweeteners and grains, largely driven by transaction-related foreign exchange, certain operating cost increases and a 21-percentage-point impact of unfavorable foreign exchange, primarily due to weakening of the Egyptian pound.
Asia Pacific, Australia and New Zealand and China Region
Operating profit grew 33%, primarily reflecting a 23-percentage-point favorable impact of lower impairment charges related to the Be & Cheery brand (other impairment charges), the effective net pricing and productivity savings. These impacts were partially offset by certain operating cost increases, higher advertising and marketing expenses, the net organic volume decline, a 5-percentage-point impact of higher commodity costs and a 4-percentage-point impact of unfavorable foreign exchange.

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Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2024, the Company now expects:
•At least 4 percent increase in organic revenue;
•At least 8 percent increase in core constant currency EPS;
In addition, the Company expects:
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $8.2 billion, comprised of dividends of $7.2 billion and share repurchases of $1.0 billion.
In addition, the Company expects an approximate 1-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2024 core EPS of at least $8.15, a 7 percent increase compared to 2023 core EPS of $7.62.
Dividend Increase
The Company today announced a 7 percent increase in its annualized dividend to $5.42 per share from $5.06 per share, effective with the dividend expected to be paid in June 2024. This represents the Company’s 52nd consecutive annual dividend per share increase.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 9, 2024, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2023 results, including its outlook for 2024, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 9, 2024, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

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PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/30/2023	12/31/2022	12/30/2023	12/31/2022
Net Revenue	$27,850	$27,996	$91,471	$86,392
Cost of sales	13,097	13,420	41,881	40,576
Gross profit	14,753	14,576	49,590	45,816
Selling, general and administrative expenses	12,149	12,197	36,677	34,459
Gain associated with the Juice Transaction (a)	—	—	—	(3,321)
Impairment of intangible assets (b)	921	1,564	927	3,166
Operating Profit	1,683	815	11,986	11,512
Other pension and retiree medical benefits income/(expense)	67	(36)	250	132
Net interest expense and other	(217)	(273)	(819)	(939)
Income before income taxes	1,533	506	11,417	10,705
Provision for/(benefit from) income taxes (c)	209	(29)	2,262	1,727
Net income	1,324	535	9,155	8,978
Less: Net income attributable to noncontrolling interests	22	17	81	68
Net Income Attributable to PepsiCo	$1,302	$518	$9,074	$8,910

Diluted
Net income attributable to PepsiCo per common share	$0.94	$0.37	$6.56	$6.42
Weighted-average common shares outstanding	1,381	1,385	1,383	1,387
(a)In the year ended December 31, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for $3.5 billion in cash and a 39% noncontrolling interest in a joint venture, TBG, operating across North America and Europe.
(b)In the quarter and year ended December 30, 2023, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand and goodwill. In the quarter ended December 31, 2022, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand. In the year ended December 31, 2022, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand, and related to the decrease in fair value of our indefinite-lived intangible assets as a result of the Russia-Ukraine conflict charges.
(c)Benefit from income taxes in the quarter ended December 31, 2022 is primarily due to tax benefits related to certain consolidated investments.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/30/2023	12/31/2022	12/30/2023	12/31/2022
Net Revenue
Frito-Lay North America	$7,473	$7,708	$24,914	$23,291
Quaker Foods North America	893	1,059	3,101	3,160
PepsiCo Beverages North America	7,912	8,105	27,626	26,213
Latin America	3,966	3,373	11,654	9,779
Europe	4,216	4,258	13,234	12,724
Africa, Middle East and South Asia	1,937	2,012	6,139	6,438
Asia Pacific, Australia and New Zealand and China Region	1,453	1,481	4,803	4,787
Total	$27,850	$27,996	$91,471	$86,392

Operating Profit/(Loss)
Frito-Lay North America	$1,840	$1,803	$6,755	$6,135
Quaker Foods North America	40	188	492	604
PepsiCo Beverages North America	408	557	2,584	5,426
Latin America	703	421	2,252	1,627
Europe	(439)	(1,011)	767	(1,380)
Africa, Middle East and South Asia	151	(72)	807	666
Asia Pacific, Australia and New Zealand and China Region	24	(83)	713	537
Corporate unallocated expenses	(1,044)	(988)	(2,384)	(2,103)
Total	$1,683	$815	$11,986	$11,512

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/30/2023	12/31/2022
Operating Activities
Net income	$9,155	$8,978
Depreciation and amortization	2,948	2,763
Gain associated with the Juice Transaction	—	(3,321)
Impairment and other charges	1,230	3,618
Product recall-related impact	136	—
Operating lease right-of-use asset amortization	570	517
Share-based compensation expense	380	343
Restructuring and impairment charges	445	411
Cash payments for restructuring charges	(434)	(224)
Acquisition and divestiture-related charges	41	80
Cash payments for acquisition and divestiture-related charges	(41)	(46)
Pension and retiree medical plan expenses	150	419
Pension and retiree medical plan contributions	(410)	(384)
Deferred income taxes and other tax charges and credits	(271)	(873)
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	—	86
Tax payments related to the TCJ Act	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(793)	(1,763)
Inventories	(261)	(1,142)
Prepaid expenses and other current assets	(13)	118
Accounts payable and other current liabilities	420	1,842
Income taxes payable	310	57
Other, net	189	(359)
Net Cash Provided by Operating Activities	13,442	10,811

Investing Activities
Capital spending	(5,518)	(5,207)
Sales of property, plant and equipment	198	251
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(314)	(873)
Proceeds associated with the Juice Transaction	—	3,456
Other divestitures, sales of investments in noncontrolled affiliates and other assets	75	49
Short-term investments, by original maturity:
More than three months - purchases	(555)	(291)
More than three months - maturities	556	150
More than three months - sales	12	—
Three months or less, net	3	24
Other investing, net	48	11
Net Cash Used for Investing Activities	(5,495)	(2,430)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (continued)
(in millions)

	Year Ended
	12/30/2023	12/31/2022
Financing Activities
Proceeds from issuances of long-term debt	5,482	3,377
Payments of long-term debt	(3,005)	(2,458)
Debt redemptions	—	(1,716)
Short-term borrowings, by original maturity:
More than three months - proceeds	5,428	1,969
More than three months - payments	(3,106)	(1,951)
Three months or less, net	(29)	(31)
Cash dividends paid	(6,682)	(6,172)
Share repurchases - common	(1,000)	(1,500)
Proceeds from exercises of stock options	116	138
Withholding tax payments on restricted stock units and performance stock units converted	(140)	(107)
Other financing	(73)	(72)
Net Cash Used for Financing Activities	(3,009)	(8,523)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(277)	(465)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	4,661	(607)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,100	5,707
Cash and Cash Equivalents and Restricted Cash, End of Year	$9,761	$5,100

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/30/2023	12/31/2022
ASSETS
Current Assets
Cash and cash equivalents	$9,711	$4,954
Short-term investments	292	394
Accounts and notes receivable, net	10,815	10,163
Inventories:
Raw materials and packaging	2,388	2,366
Work-in-process	104	114
Finished goods	2,842	2,742
	5,334	5,222
Prepaid expenses and other current assets	798	806
Total Current Assets	26,950	21,539
Property, Plant and Equipment, net	27,039	24,291
Amortizable Intangible Assets, net	1,199	1,277
Goodwill	17,728	18,202
Other Indefinite-Lived Intangible Assets	13,730	14,309
Investments in Noncontrolled Affiliates	2,714	3,073
Deferred Income Taxes	4,474	4,204
Other Assets	6,661	5,292
Total Assets	$100,495	$92,187

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,510	$3,414
Accounts payable and other current liabilities	25,137	23,371
Total Current Liabilities	31,647	26,785
Long-Term Debt Obligations	37,595	35,657
Deferred Income Taxes	3,895	4,133
Other Liabilities	8,721	8,339
Total Liabilities	81,858	74,914
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,374 and 1,377 shares, respectively)	23	23
Capital in excess of par value	4,261	4,134
Retained earnings	70,035	67,800
Accumulated other comprehensive loss	(15,534)	(15,302)
Repurchased common stock, in excess of par value (493 and 490 shares, respectively)	(40,282)	(39,506)
Total PepsiCo Common Shareholders’ Equity	18,503	17,149
Noncontrolling interests	134	124
Total Equity	18,637	17,273
Total Liabilities and Equity	$100,495	$92,187

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs continue to be reflected in our core results. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.

Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures. Merger and integration charges include liabilities to support socioeconomic programs in South Africa, gains associated with contingent consideration, employee-related costs, contract termination costs, closing costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.
Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Impairment and other charges
We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.
Russia-Ukraine conflict charges
In connection with the ongoing conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs. We also recognized adjustments to the charges recorded in 2022.
Brand portfolio impairment charges
We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment. We also recognized adjustments to the charges recorded in 2022.
Other impairment charges
We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in TBG.
Product recall-related impact
We recognized product returns, inventory write-offs and customer and consumer-related costs in our Quaker Foods North America division associated with a voluntary recall of certain bars and cereals.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains.
Tax benefit related to the Internal Revenue Service (IRS) audit
We recognized a non-cash tax benefit resulting from our agreement with the IRS to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and every five or six years, the impact of the 53rd reporting week, including in our 2022 financial results. Adjusting for acquisitions and divestitures reflects mergers and acquisitions activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2024 guidance
Our 2024 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2024 core effective tax rate guidance and our 2024 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2024 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2024 organic revenue growth to our full year projected 2024 reported net revenue growth because we are unable to predict the 2024 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2024 core effective tax rate to our full year projected 2024 reported effective tax rate and our full year projected 2024 core constant currency EPS growth to our full year projected 2024 reported EPS growth because we are unable to predict the 2024 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
Quarter and Year Ended December 30, 2023
(unaudited)

	Quarter Ended 12/30/2023
		Impact of				Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	53rd reporting week	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	(3)%	—	—	6	3%	(2.5)	5
Quaker Foods North America (c)	(16)%	—	—	6	(10)%	(8)	(2)
PepsiCo Beverages North America	(2)%	—	0.5	5	3%	(7)	9
Latin America	18%	(10)	—	—	8%	(5)	13
Europe	(1)%	11	—	—	10%	(1)	11
Africa, Middle East and South Asia	(4)%	13	1.5	—	11%	—	11
Asia Pacific, Australia and New Zealand and China Region	(2)%	1	—	—	(1)%	(6)	5
Total	(0.5)%	1.5	—	3	4.5%	(4)	9

	Year Ended 12/30/2023
		Impact of				Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	53rd reporting week	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	7%	—	—	2	9%	(1)	10
Quaker Foods North America (c)	(2)%	—	—	2	1%	(5)	5
PepsiCo Beverages North America	5%	—	—	1.5	7%	(5)	12
Latin America	19%	(9)	1	—	11%	(5)	16
Europe	4%	8	1	—	14%	(2)	16
Africa, Middle East and South Asia	(5)%	21	1	—	17%	(2)	20
Asia Pacific, Australia and New Zealand and China Region	—%	4	—	—	4%	(2)	6
Total	6%	2	—	1	9%	(3)	13
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
(b)Excludes the impact of acquisitions and divestitures and the 53rd reporting week. In certain instances, the impact of organic volume on net revenue growth differs from the unit volume disclosed in the Summary Fourth-Quarter 2023 Performance and Summary Full-Year 2023 Performance tables on pages 2 and 5, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(c)Net revenue decline was impacted by product returns related to the Quaker Recall, by 5 percentage points in the quarter ended December 30, 2023 and 2 percentage points in the year ended December 30, 2023, as well as cessation of sales of products as a result of the Quaker Recall.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
Quarter and Year Ended December 30, 2023 (unaudited)

	Quarter Ended 12/30/2023
		Impact of Items Affecting Comparability									Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Product recall-related impact	Pension and retiree medical-related impact	Tax benefit related to the IRS audit	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	2%	—	(1)	—	—	(5)	—	—	—	(3)%	—	(3)%
Quaker Foods North America	(79)%	—	(3)	—	—	—	73	—	—	(9)%	—	(9)%
PepsiCo Beverages North America	(27)%	—	(7)	(1)	—	35	—	—	—	1%	—	1%
Latin America	67%	—	(1)	—	—	2.5	—	—	—	68%	(18)	51%
Europe	n/m	—	n/m	n/m	—	n/m	—	—	—	33%	28	60%
Africa, Middle East and South Asia	n/m	—	n/m	n/m	—	n/m	—	—	—	25%	20	45%
Asia Pacific, Australia and New Zealand and China Region	n/m	—	n/m	n/m	—	n/m	—	—	—	(17)%	—	(17)%
Corporate unallocated expenses	6%	8	(0.5)	(3)	—	—	—	—	—	10%	—	10%
Total Operating Profit	106%	(7)	(15)	2	—	(98)	22	—	—	9%	2	10%
Net Income Attributable to PepsiCo	151%	(8)	(25)	(0.5)	4	(125)	24	(21)	8	7%	2	8%
Net Income Attributable to PepsiCo per common share – diluted	152%	(8)	(26)	—	4	(126)	24	(21)	8	7%	2	9%

	Year Ended 12/30/2023
		Impact of Items Affecting Comparability										Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Product recall-related impact	Pension and retiree medical-related impact	Tax benefit related to the IRS audit	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	10%	—	—	—	—	(2)	—	—	—	—	8%	—	9%
Quaker Foods North America	(19)%	—	(1)	—	—	—	22	—	—	—	3%	—	3%
PepsiCo Beverages North America	(52)%	—	(0.5)	(1)	61	3	—	—	—	—	11%	—	11%
Latin America	38%	—	—	—	—	(6)	—	—	—	—	32%	(13)	19%
Europe	n/m	—	n/m	n/m	n/m	n/m	—	—	—	—	33%	16	50%
Africa, Middle East and South Asia	21%	—	0.5	—	—	(28)	—	—	—	—	(6)%	21	15%
Asia Pacific, Australia and New Zealand and China Region	33%	—	(2)	—	—	(24)	—	—	—	—	7%	4	11%
Corporate unallocated expenses	13%	5	—	(3.5)	—	—	—	—	—	—	15%	—	15%
Total Operating Profit	4%	—	0.5	—	26	(19)	1	—	—	—	13%	2	15%
Net Income Attributable to PepsiCo	2%	—	—	(0.5)	30	(21)	1	(2)	3	(1)	12%	2	14%
Net Income Attributable to PepsiCo per common share – diluted	2%	—	—	(0.5)	30	(21)	1	(2)	3	(1)	12%	2	14%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
Note – Amounts may not sum due to rounding.
n/m - Not meaningful due to the impact of impairment and other charges, resulting in an operating loss in 2022.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 30, 2023 and December 31, 2022
(in millions except per share amounts, unaudited)

	Quarter Ended 12/30/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$13,097	$14,753	$12,149	$921	$1,683	$67	$209	$1,302	$0.94	13.6%
Items Affecting Comparability
Mark-to-market net impact	(6)	6	(53)	—	59	—	15	44	0.03	0.2
Restructuring and impairment charges	(3)	3	(155)	—	158	—	36	122	0.09	0.6
Acquisition and divestiture-related charges (c)	—	—	(21)	—	21	—	14	7	—	0.7
Impairment and other charges	—	—	(207)	(921)	1,128	—	255	873	0.63	3.0
Product recall-related impact	(136)	136	—	—	136	—	32	104	0.07	0.5
Pension and retiree medical-related impact	—	—	—	—	—	14	3	11	0.01	—
Core, Non-GAAP Measure (c)	$12,952	$14,898	$11,713	$—	$3,185	$81	$564	$2,463	$1.78	18.5%

	Quarter Ended 12/31/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/income	(Benefit from)/Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$13,420	$14,576	$12,197	$1,564	$815	$(36)	$(29)	$518	$0.37	(5.8)%
Items Affecting Comparability
Mark-to-market net impact	(53)	53	(53)	—	106	—	25	81	0.06	1.5
Restructuring and impairment charges	(27)	27	(230)	—	257	28	52	233	0.17	1.0
Acquisition and divestiture-related charges	—	—	(11)	—	11	—	2	9	0.01	0.1
Gain associated with the Juice Transaction	—	—	—	—	—	—	19	(19)	(0.01)	3.6
Impairment and other charges	(49)	49	(128)	(1,564)	1,741	—	321	1,420	1.03	7.4
Pension and retiree medical-related impact	—	—	—	—	—	133	30	103	0.07	1.7
Tax benefit related to the IRS audit	—	—	—	—	—	—	35	(35)	(0.03)	6.9
Core, Non-GAAP Measure (c)	$13,291	$14,705	$11,775	$—	$2,930	$125	$455	$2,310	$1.67	16.3%
(a)(Benefit from)/provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 30, 2023 and December 31, 2022
(in millions except per share amounts, unaudited)

	Year Ended 12/30/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$41,881	$49,590	$36,677	$927	$11,986	$250	$2,262	$81	$9,074	$6.56	19.8%
Items Affecting Comparability
Mark-to-market net impact	(3)	3	(33)	—	36	—	9	—	27	0.02	—
Restructuring and impairment charges	(13)	13	(433)	—	446	(1)	96	1	348	0.25	0.1
Acquisition and divestiture-related (c)	—	—	(41)	—	41	—	18	—	23	0.02	0.1
Impairment and other charges	5	(5)	(308)	(927)	1,230	—	284	—	946	0.68	0.3
Product recall-related impact	(136)	136	—	—	136	—	32	—	104	0.07	—
Pension and retiree medical-related impact	—	—	—	—	—	14	3	—	11	0.01	—
Core, Non-GAAP Measure (c)	$41,734	$49,737	$35,862	$—	$13,875	$263	$2,704	$82	$10,533	$7.62	20.3%

	Year Ended 12/31/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$40,576	$45,816	$34,459	$(3,321)	$3,166	$11,512	$132	$1,727	$68	$8,910	$6.42	16.1%
Items Affecting Comparability
Mark-to-market net impact	(52)	52	(10)	—	—	62	—	14	—	48	0.03	—
Restructuring and impairment charges	(33)	33	(347)	—	—	380	31	77	1	333	0.24	(0.1)
Acquisition and divestiture-related charges	—	—	(74)	—	—	74	6	14	—	66	0.05	—
Gain associated with the Juice Transaction	—	—	—	3,321	—	(3,321)	—	(433)	—	(2,888)	(2.08)	2.2
Impairment and other charges	(201)	201	(251)	—	(3,166)	3,618	—	671	—	2,947	2.12	(0.5)
Pension and retiree medical-related impact	—	—	—	—	—	—	307	69	—	238	0.17	0.1
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	319	—	(319)	(0.23)	3.0
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	—	86	0.06	(0.8)
Core, Non-GAAP Measure (c)	$40,290	$46,102	$33,777	$—	$—	$12,325	$476	$2,372	$69	$9,421	$6.79	20.0%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 30, 2023 and December 31, 2022
(in millions, unaudited)

	Quarter Ended 12/30/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,840	$—	$23	$—	$—	$—	$1,863
Quaker Foods North America	40	—	—	—	—	136	176
PepsiCo Beverages North America	408	—	23	4	208	—	643
Latin America	703	—	10	—	—	—	713
Europe	(439)	—	38	—	861	—	460
Africa, Middle East and South Asia	151	—	5	1	—	—	157
Asia Pacific, Australia and New Zealand and China Region	24	—	1	—	59	—	84
Corporate unallocated expenses	(1,044)	59	58	16	—	—	(911)
Total	$1,683	$59	$158	$21	$1,128	$136	$3,185

	Quarter Ended 12/31/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,803	$—	$36	$—	$88	$1,927
Quaker Foods North America	188	—	6	—	—	194
PepsiCo Beverages North America	557	—	59	9	10	635
Latin America	421	—	15	—	(12)	424
Europe	(1,011)	—	69	1	1,288	347
Africa, Middle East and South Asia	(72)	—	7	1	190	126
Asia Pacific, Australia and New Zealand and China Region	(83)	—	8	—	177	102
Corporate unallocated expenses	(988)	106	57	—	—	(825)
Total	$815	$106	$257	$11	$1,741	$2,930
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 30, 2023 and December 31, 2022
(in millions, unaudited)

	Year Ended 12/30/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$6,755	$—	$42	$—	$—	$—	$6,797
Quaker Foods North America	492	—	—	—	—	136	628
PepsiCo Beverages North America	2,584	—	41	16	321	—	2,962
Latin America	2,252	—	29	—	2	—	2,283
Europe	767	—	223	(2)	855	—	1,843
Africa, Middle East and South Asia	807	—	15	2	(7)	—	817
Asia Pacific, Australia and New Zealand and China Region	713	—	8	—	59	—	780
Corporate unallocated expenses	(2,384)	36	88	25	—	—	(2,235)
Total	$11,986	$36	$446	$41	$1,230	$136	$13,875

	Year Ended 12/31/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$6,135	$—	$46	$—	$—	$88	$6,269
Quaker Foods North America	604	—	7	—	—	—	611
PepsiCo Beverages North America	5,426	—	68	51	(3,029)	160	2,676
Latin America	1,627	—	32	—	—	71	1,730
Europe	(1,380)	—	109	14	(292)	2,932	1,383
Africa, Middle East and South Asia	666	—	12	3	—	190	871
Asia Pacific, Australia and New Zealand and China Region	537	—	16	—	—	177	730
Corporate unallocated expenses	(2,103)	62	90	6	—	—	(1,945)
Total	$11,512	$62	$380	$74	$(3,321)	$3,618	$12,325
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	Quarter Ended		Year Ended
	12/30/2023		12/30/2023
Reported gross margin growth, GAAP measure	91	bps	118	bps
Impact of:
Mark-to-market net impact	(17)		(6)
Restructuring and impairment charges	(8)		(2)
Impairment and other charges	(18)		(24)
Product recall-related impact	49		15
Core gross margin growth, non-GAAP measure (a)	97	bps	101	bps
Operating Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/30/2023		12/30/2023
Reported operating margin performance, GAAP measure	313	bps	(22)	bps
Impact of:
Mark-to-market net impact	(17)		(3)
Restructuring and impairment charges	(34)		5
Acquisition and divestiture-related charges	4		(4)
Gain associated with the Juice Transaction	—		384
Impairment and other charges	(217)		(284)
Product recall-related impact	49		15
Core operating margin growth, non-GAAP measure (a)	97	bps	90	bps
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-8 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2024 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.